Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-184522) pertaining to the Berry Plastics Group, Inc. 2006 Equity Incentive Plan and the Berry Plastics Group, Inc. 2012 Long-Term Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-203173) pertaining to the Berry Plastics Group, Inc. 2015 Long-Term Incentive Plan (f/k/a Berry Plastics Group, Inc. 2015 Long-Term Incentive Plan), and

(3)	Registration Statement (Form S-8 No. 333-224252) pertaining to the Berry Global Group, Inc. 2015 Long-Term Incentive Plan;

of our reports dated November 22, 2019, with respect to the consolidated financial statements of Berry Global Group, Inc. and the effectiveness of internal control over financial reporting of Berry Global Group, Inc. included in this Annual Report (Form 10-K) of Berry Global Group, Inc. for the year ended September 28, 2019.

/s/ Ernst & Young LLP

Indianapolis, Indiana
November 22, 2019